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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF ENERGY VENTURES, INC.


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                                                                                            STATE OR COUNTY
                                                                                            OF INCORPORATION
         NAME OF SUBSIDIARY                                                                 OR ORGANIZATION
         ------------------                                                                 ---------------
EVI-Highland Pump Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Mallard Bay Drilling, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Louisiana
ENGY, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Grant Prideco, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Bay Drilling Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Louisiana
EV Offshore, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Louisiana
Highland/Corod Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Canada
Energy Ventures International, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .        Cayman Islands
Energy Ventures Mid-East, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .        Cayman Islands
Mallard Bay Drilling (Nigeria) Limited  . . . . . . . . . . . . . . . . . . . . . . .           Nigeria
Production Oil Tools, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Wyoming
Grant T.F. de Mexico, S.A. de C.V.  . . . . . . . . . . . . . . . . . . . . . . . . .            Mexico
Grant Tubular Finishing Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Hungary
AWI Drilling & Workover, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Louisiana
Dongying Shengli - Highland Company Limited . . . . . . . . . . . . . . . . . . . . .            China
Energy Ventures Foreign Sales Corporation . . . . . . . . . . . . . . . . . . . . . .           Barbados
Suits - Peru L.C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Oklahoma
Prideco, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Texas
Prideco Holdings, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Prideco de Venezuela, S.A.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Venezuela
Prideco Europe Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Scotland
EVI-International, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Channelview Real Property, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Delta Crewboats, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          Louisiana
EVI Management Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Atlas Bradford Acquisition Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . .           Delaware
Energy Ventures (Cyprus) Limited  . . . . . . . . . . . . . . . . . . . . . . . . . .            Cyprus
Engemaq, S.A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Brazil
Energy Ventures Far East Limited  . . . . . . . . . . . . . . . . . . . . . . . . . .          Hong Kong
Marservice, Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Brazil
Mallard Drilling International Ltd.   . . . . . . . . . . . . . . . . . . . . . . . .        Cayman Islands
Grant Prideco, S.A.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         Switzerland
EVI (Barbados) Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           Barbados
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